EXHIBIT 99.1

Microsemi Reports Record Third Quarter 2011 Results

IRVINE, Calif., July 28, 2011 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its third quarter of fiscal year 2011.

  Record Net Sales of $216.7 Million, an Increase of 59.3 Percent Over Prior Year and 4.5 Percent Over Prior Quarter
  Record GAAP Gross Margin of 57.0 Percent, an Increase of 860 Basis Points Over Prior Year and 1,240 Basis Points Over Prior Quarter
  Non-GAAP Operating Margin of 26.2 Percent, an Increase of 460 Basis Points Over Prior Year and 60 Basis Points Over Prior Quarter
  Non-GAAP Diluted EPS of $0.49, an Increase of 63.3 Percent Over Prior Year and 8.9 Percent Over Prior Quarter
  GAAP Operating Cash Flow of $59.3 Million
  Book-to-Bill Ratio Greater than 1:1

Net sales for Microsemi's third quarter of 2011 achieved a record $216.7 million, up 59.3 percent from the third quarter of 2010 and up 4.5 percent from the second quarter of 2011.

Non-GAAP gross margin in the third quarter of 2011 was a record 57.1 percent, up 870 basis points from the third quarter of 2010 and up 90 basis points from the second quarter of 2011. Non-GAAP operating margin was 26.2 percent in the third quarter of 2011, up 460 basis points from the third quarter of 2010 and up 60 basis points from the second quarter of 2011. Non-GAAP net income for the third quarter of 2011 was $42.0 million or $0.49 per diluted share compared to $24.7 million or $0.30 per diluted share for the third quarter of 2010 and $38.4 million or $0.45 per diluted share in the second quarter of 2011. For the third quarter of 2011, the non-GAAP effective tax rate was 19.5 percent.

On a GAAP basis, gross margin in the third quarter of 2011 was 57.0 percent, up 860 basis points from the third quarter of 2010 and up 1,240 basis points from the second quarter of 2011. GAAP operating margin was 13.0 percent in the third quarter of 2011, up 280 basis points from the third quarter of 2010 and up 1,700 basis points from the second quarter of 2011. GAAP net income for the third quarter of 2011 was $30.6 million or $0.35 per diluted share compared to net income of $33.0 million or $0.40 per diluted share for the third quarter of 2010 and a net loss of $16.9 million or a loss of $0.20 per diluted share in the second quarter of 2011. During the third quarter of 2011, we evaluated our deferred tax assets and liabilities and reversed a portion of our non-cash valuation allowances primarily due to the deferred tax liability generated from the acquisition of AML Communications, Inc. We recorded an income tax benefit of $1.8 million for the third quarter of 2011. Adjustments to reconcile our GAAP and non-GAAP results are further discussed below.

"Microsemi delivered another record revenue quarter, with improved profitability, and record operating and free cash flows," said James J. Peterson, president and chief executive officer of Microsemi. "The continuing improvements in financial performance highlight our strategic success in integrating acquisitions, driving organic growth and delivering improved profitability to our shareholders."

Business Outlook

Microsemi expects that for the fourth quarter of fiscal year 2011, our net sales will increase between a range of 4 percent and 6 percent, sequentially. On a non-GAAP basis, we expect earnings per diluted share for the fourth quarter of fiscal year 2011 to be $0.52 to $0.54.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Information for Third Quarter 2011 Earnings Conference Call and Webcast

Date:    Thursday, July 28, 2011

Time:    4:45 p.m. EDT (1:45 p.m. PDT)

To access the webcast, log on to www.microsemi.com, go to the Investors section and then to Events and Presentations. To listen to the live webcast, visit this website approximately 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, call (877) 264-1110 or (706) 634-1357 at approximately 4:35 p.m. EDT (1:35 p.m. PDT). Please provide the following ID Number: 83176978.

A telephonic replay will be available from 6 p.m. EDT (3 p.m. PDT) on Thursday, July 28, 2011 through 11:59 p.m. EDT (8:59 p.m. PDT) on Thursday, August 4. To access the replay, call: (855) 859-2056 or (404) 537-3406. Please enter the following ID Number: 83176978.

Non-GAAP Adjustments

Our GAAP results for the third quarter of fiscal year 2011 included $2.7 million in severance and other charges and $2.3 million in transaction costs, offset by a gain from a facility sale of $2.0 million. Also included were non-cash expenses of $16.8 million in amortization and $6.8 million in stock-based compensation. These non-cash expenses were offset by a $3.1 million non-cash gain from the change in fair value of our debt. GAAP results are reconciled to non-GAAP results in the accompanying financial tables.

About Microsemi Corporation

Microsemi Corporation (Nasdaq:MSCC) offers a comprehensive portfolio of semiconductor solutions for: aerospace, defense and security; enterprise and commercial; and industrial and alternative energy markets. Products include high-performance, high-reliability analog and RF devices, mixed-signal and RF integrated circuits, customizable SoCs, FPGAs, and complete subsystems. Microsemi is headquartered in Irvine, Calif., and has more than 2,800 employees globally. Learn more at www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's net sales, margins and earnings guidance, continued execution in improving profitability and cash flow generation in the upcoming year, and its future efforts to leverage its core business and effectively integrate its acquisitions, and any other statements of belief or about the company's plans or expectations. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; Microsemi's reliance on government contracts for a portion of its sales; risks related to the company's international operations and sales, including availability of transportation services, political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi's tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work, assets or inventory from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and any subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-Q.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. GAAP results are reconciled to non-GAAP results in the accompanying tables. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with additional measures of Microsemi's operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, Calif. (949) 221-7100.

(Financial Tables Follow)

MICROSEMI CORPORATION Selected GAAP and Non-GAAP Financial Measures (Unaudited, in thousands except for percentages and per share amounts)

	Quarter Ended			Nine Months Ended
	July 3, 2011	April 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010

Net sales	$ 216,722	$ 207,490	$ 136,017	$ 608,563	$ 367,067

Selected GAAP Financial Measures
Gross profit	$ 123,631	$ 92,636	$ 65,772	$ 311,296	$ 174,041
Gross margin	57.0%	44.6%	48.4%	51.2%	47.4%
Operating income (loss)	$ 28,259	$ (8,354)	$ 13,860	$ 26,228	$ 39,004
Operating margin	13.0%	(4.0%)	10.2%	4.3%	10.6%
Net income (loss)	$ 30,602	$ (16,944)	$ 33,032	$ 12,362	$ 52,478
Diluted earnings (loss) per share	$ 0.35	$ (0.20)	$ 0.40	$ 0.15	$ 0.64

Selected Non-GAAP Financial Measures
Gross profit	$ 123,682	$ 116,545	$ 65,854	$ 339,039	$ 174,123
Gross margin	57.1%	56.2%	48.4%	55.7%	47.4%
Operating income	$ 56,842	$ 53,022	$ 29,379	$ 152,255	$ 77,408
Operating margin	26.2%	25.6%	21.6%	25.0%	21.1%
Net income	$ 42,041	$ 38,374	$ 24,655	$ 111,548	$ 64,045
Diluted earnings per share	$ 0.49	$ 0.45	$ 0.30	$ 1.32	$ 0.78

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" table and in footnotes (a) – (h) below.

MICROSEMI CORPORATION
Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures
to Comparable GAAP Financial Measures
(Unaudited, in thousands except for per share amounts)

	Quarter Ended			Nine Months Ended
	July 3, 2011	April 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010

GAAP gross profit	$ 123,631	$ 92,636	$ 65,772	$311,296	$ 174,041
Inventory write-offs due to realignment activities (a)	—	16,606	—	16,606	—
Remediation and impairment of fixed assets (a)	—	5,592	—	5,592	—
Manufacturing profit in acquired inventory (b)	51	1,711	82	5,545	82
Non-GAAP gross profit	$ 123,682	$ 116,545	$ 65,854	$ 339,039	$ 174,123

GAAP operating income (loss)	$ 28,259	$ (8,354)	$ 13,860	$ 26,228	$ 39,004
Inventory write-offs due to realignment activities (a)	—	16,606	—	16,606	—
Remediation and impairment of fixed assets (a)	—	5,592	—	5,592	—
Manufacturing profit in acquired inventory (b)	51	1,711	82	5,545	82
Restructuring and other special charges (a)	2,678	14,071	1,242	23,605	2,010
Amortization of intangible assets (c)	16,766	15,946	5,917	44,783	13,684
Stock based compensation (d)	6,776	7,111	5,969	21,165	18,936
Exceptional legal matters (e)	12	65	340	96	1,304
Acquisition costs (f)	2,300	274	1,969	8,635	2,388
Non-GAAP operating income	$ 56,842	$ 53,022	$ 29,379	$ 152,255	$ 77,408

GAAP net income (loss)	$ 30,602	$ (16,944)	$ 33,032	$ 12,362	$ 52,478
Inventory write-offs due to realignment activities (a)	—	16,606	—	16,606	—
Remediation and impairment of fixed assets (a)	—	5,592	—	5,592	—
Manufacturing profit in acquired inventory (b)	51	1,711	82	5,545	82
Restructuring and other special charges (a)	2,678	14,071	1,242	23,605	2,010
Amortization of intangible assets (c)	16,766	15,946	5,917	44,783	13,684
Stock based compensation (d)	6,776	7,111	5,969	21,165	18,936
Exceptional legal matters (e)	12	65	340	96	1,304
Acquisition costs (f)	2,300	274	1,969	8,635	2,388
Gain on facility sale (a)	(2,011)	—	—	(2,011)	—
Credit facility issuance and refinancing costs (g)	—	794	—	14,218	—
Change in fair value of debt and related instruments (g)	(3,139)	(164)	—	1,146	—
Income tax effect on non-GAAP adjustments (h)	(11,994)	(6,688)	(23,896)	(40,194)	(26,837)
Non-GAAP net income	$ 42,041	$ 38,374	$ 24,655	$ 111,548	$ 64,045

GAAP diluted earnings (loss) per share	$ 0.35	$ (0.20)	$ 0.40	$ 0.15	$ 0.64
Effect of non-GAAP adjustments on diluted earnings per share	0.14	0.65	(0.10)	1.17	0.14
Non-GAAP diluted earnings per share	$ 0.49	$ 0.45	$ 0.30	$ 1.32	$ 0.78

Weighted average diluted shares used in calculating non-GAAP diluted earnings per share	86,208	85,920	82,569	84,297	81,911

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (a) – (h) below.

MICROSEMI CORPORATION
Summary of Schedule Reconciling Selected Non-GAAP Financial Measures
to Comparable GAAP Financial Measures
Quarter Ended July 3, 2011
(Unaudited, in thousands except for per share amounts)

	GAAP	Non-GAAP Adjustments	Non-GAAP

Net sales	$ 216,722	$ —	$ 216,722
Gross profit	$ 123,631	$ 51	$ 123,682
Operating expense	$ 95,372	$ (28,532)	$ 66,840
Operating income	$ 28,259	$ 28,583	$ 56,842
Interest and other income (expense), net	$ 533	$ (5,150)	$ (4,617)
Income before income taxes	$ 28,792	$ 23,433	$ 52,225
Provision (benefit) for income taxes	$ (1,810)	$ 11,994	$ 10,184
Net income	$ 30,602	$ 11,439	$ 42,041
Diluted earnings per share	$ 0.35	$ 0.14	$ 0.49

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (a) – (h) below.

MICROSEMI CORPORATION Consolidated Condensed Income and Operating Cash Flow (Unaudited, in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	July 3, 2011	April 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010

NET SALES	$ 216,722	$ 207,490	$ 136,017	$ 608,563	$ 367,067
Cost of sales	93,091	114,854	70,245	297,267	193,026

GROSS PROFIT	123,631	92,636	65,772	311,296	174,041

Operating expenses:
Selling, general and administrative	46,096	43,302	28,059	129,667	78,594
Research and development	29,559	28,182	14,842	81,712	38,701
Amortization of intangible assets	16,766	15,946	5,917	44,783	13,684
Acquisition costs	2,300	274	1,969	8,635	2,388
Restructuring charges	651	13,286	1,125	20,271	1,670

Total operating expenses	95,372	100,990	51,912	285,068	135,037

OPERATING INCOME (LOSS)	28,259	(8,354)	13,860	26,228	39,004

Interest and other income (expense), net	533	(5,744)	(158)	(26,315)	(480)

INCOME (LOSS) BEFORE INCOME TAXES	28,792	(14,098)	13,702	(87)	38,524

Provision (benefit) for income taxes	(1,810)	2,846	(19,330)	(12,449)	(13,954)

NET INCOME (LOSS)	$ 30,602	$ (16,944)	$ 33,032	$ 12,362	$ 52,478

Earnings (loss) per share
Basic	$ 0.36	$ (0.20)	$ 0.40	$ 0.15	$ 0.65
Diluted	$ 0.35	$ (0.20)	$ 0.40	$ 0.15	$ 0.64

Common and common equivalent shares outstanding:
Basic	84,263	83,853	81,717	82,317	81,166
Diluted	86,208	83,853	82,569	84,297	81,911

OPERATING CASH FLOW	$ 59,277	$ 18,113	$ 33,582	$ 87,111	$ 82,483
Acquisition related adjustments	5,602	30,198	2,800	56,200	2,800
OPERATING CASH FLOW (ADJUSTED)	$ 64,879	$ 48,311	$ 36,382	$ 143,311	$ 85,283
Capital expenditures	(7,140)	(6,481)	(2,975)	(19,367)	(9,347)
FREE CASH FLOW (ADJUSTED)	$ 57,739	$ 41,830	$ 33,407	$ 123,944	$ 75,936
MICROSEMI CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)
	July 3, 2011	October 3, 2010
ASSETS

Current assets:
Cash and cash equivalents	$ 246,246	$ 199,950
Accounts receivable, net	98,066	78,722
Inventories	145,352	126,151
Other current assets	46,066	27,346
Total current assets	535,730	432,169
Non-current assets	949,291	447,717

TOTAL ASSETS	$ 1,485,021	$ 879,886

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities	$ 125,673	$ 71,323
Long-term amounts on credit facility	368,452	—
Other long-term liabilities	149,677	42,120
Stockholders' equity	841,219	766,443

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,485,021	$ 879,886

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial measures, are set forth below:

(a)   Restructuring activities involve the closure, sale and consolidation of certain of our manufacturing and other facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi's operations provides investors with a means of evaluating Microsemi's on-going operations. Remediation and impairment of fixed assets relate to facility closure costs. Inventory write-offs due to realignment activities relate to the exiting of products that do not meet profitability metrics, products with recent substantial declines in projected demand or actions to improve overall cost structure. Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(b)   Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross profit. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross profit between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross profit as it does not reflect continuing operations of acquired operations.

(c) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of Microsemi's operations, management does not view this expense as reflective of the business' current performance.

(d) Stock based compensation has been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(e) Amounts have related to expenses from previously disclosed matters and actions related to the Department of Justice, International Trade Commission and an independent inquiry conducted by our Board of Directors, as well as gains on litigation settlement net of settlement costs. Management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(f)   Under recently adopted accounting guidance, acquisition costs for business combinations are expensed as incurred rather than capitalized into the purchase price of an acquisition. These costs have been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(g) We elected the fair value option in accounting for term loan balances outstanding under our credit facility and changes in fair value of the loan balances and related interest rate swap agreements are reflected as adjustments to the income statement. Changes in the fair value of term loan balances outstanding and related interest rate swaps do not result in a change to the principal we owe and are non-cash amounts that management excludes from internal measurements and from forecasting future results. In addition, upon election of the fair value option, up front debt issuance costs are immediately recognized as an expense. Management excludes these expenses from internal measurements and in evaluating current performance.

(h) The tax effect on non-GAAP adjustments represent the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items, non-cash valuation allowance charges and releases related to deferred tax assets. These amounts are excluded as non-GAAP adjustments as the requirement or releases of valuation allowance related to restructuring activities or acquisitions are not viewed by management as being reflective of the business' ongoing tax position.

CONTACT: FINANCIAL CONTACT: John W. Hohener
         Executive Vice President and Chief Financial Officer
         Tel: (949) 221-7100

         INVESTORS: Robert C. Adams
         Vice President of Corporate Development
         Tel: (949) 221-7100